UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 03, 2025

Perspective Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Perspective Therapeutics, Inc. 2401 Elliott Avenue Suite 320
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2025, Perspective Therapeutics, Inc. (the “Company”) entered into amended and restated employment agreements (the “A&R Employment Agreements”) with each of Johan (Thijs) Spoor, the Company’s Chief Executive Officer, Jonathan Hunt, the Company’s Chief Accounting Officer, and Dr. Markus Puhlmann, the Company’s Chief Medical Officer (each, an “Executive” and collectively, the “Executives”). The A&R Employment Agreements for Mr. Spoor, Mr. Hunt and Dr. Puhlmann replace their respective employment agreements previously entered into in 2023.

The A&R Employment Agreements amend the existing employment agreements of the Executives to, among other things, (i) reflect each Executive’s current annual base salary ($680,000 for Mr. Spoor, $451,500 for Mr. Hunt and $516,700 for Dr. Puhlmann), and (ii) revise certain provisions applicable in connection with a Change in Control (as such term is defined in the A&R Employment Agreements).

Pursuant to the A&R Employment Agreements, if an Executive’s employment is terminated without Cause (as defined in the A&R Employment Agreements) or if an Executive resigns for Good Reason (as defined in the A&R Employment Agreements), in each case during a period beginning three months prior to a Change in Control and ending 12 months after the Change in Control (a “CIC Protection Period”), then, subject to such Executive signing and delivering a release of claims in favor of the Company (a “Release”) and satisfying certain other terms and conditions set forth in the A&R Employment Agreements, the Company will pay such Executive’s earned but unpaid wages through the termination date, approved but unreimbursed business expenses, and the following: (i) an amount equal to 12 months of salary (or, in the case of Mr. Spoor, 18 months of salary) based on the applicable Executive’s then-current base salary; (ii) a pro-rated amount of the applicable Executive’s target annual discretionary bonus based on the number of full months such Executive has been employed during the fiscal year of such Executive’s termination; (iii) an additional amount equal to the applicable Executive’s target annual discretionary bonus (or, for Mr. Spoor, an additional amount equal to his target annual discretionary bonus multiplied by 1.5); and (iv) COBRA premiums for up to 12 months of coverage (or, in the case of Mr. Spoor, 18 months of coverage). In addition, in the event of a Change in Control, with respect to any options or other Company equity-based awards held by the applicable Executive that are assumed, replaced or continued by the Company or successor entity, if such Executive’s employment is terminated without Cause or if such Executive resigns for Good Reason, in either case within a CIC Protection Period, such options or other Company equity-based awards (or in the event of replacement, replacement awards) that are subject solely to time-based vesting conditions automatically (subject to such Executive’s execution of a Release) shall become fully vested and, if subject to exercise, exercisable, and any other equity-based awards (or replacement awards) that are subject to performance-based vesting conditions automatically (subject to such Executive’s execution of a Release) shall become vested and, if subject to exercise, exercisable, at target levels of performance, in each case as of immediately prior to the qualifying termination (or, if the qualifying termination precedes the Change in Control, immediately prior to the Change in Control). In addition, in the event of a Change in Control, with respect to any options or other Company equity-based awards held by the applicable Executive that are neither assumed, replaced nor continued, such options or other Company equity-based awards that are subject solely to time-based vesting conditions automatically shall become fully vested and, if subject to exercise, exercisable, and any other such equity-based awards that are subject to performance-based vesting conditions automatically shall become vested and, if subject to exercise, exercisable, at target levels of performance, in each case subject to such Executive remaining employed by the Company in good standing through the consummation of the Change in Control.

Except as described above, the material terms and conditions of the existing employment agreements of the Executives, as described in the Company’s definitive proxy statement relating to its 2025 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 16, 2025, remain in force and effect and are not modified.

The foregoing description of the A&R Employment Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Employment Agreements, each of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date:	November 3, 2025	By:	/s/ Chris Nenno
Chris Nenno General Counsel and Corporate Secretary